Exhibit 32.2

Certification pursuant to 18 U.S.C. 1350.

In connection with the Quarterly Report of AT&S Holdings, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard G. Honan II, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.1350, that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2005

//s// Richard G. Honan, II
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Richard G. Honan, II
Chief Financial Officer